CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A3 of our report dated May 23, 2018 relating to the financial statements of Tenaya Group Inc. as at December 31, 2017 and for the period from June 23, 2017 (date of incorporation) to December 31, 2017 appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ DMCL LLP

DALE MATHESON CARR-HILTON LABONTE LLP

Chartered Professional Accountants

Vancouver, Canada

October 31, 2018